                                                                      EXHIBIT 24


                                Robert W. Drewes
                                Exhibit to Form 4
                        L-3 Communications Holdings, Inc.
                                 August 3, 2006
                                 --------------

                                  AUTHORIZATION

     The undersigned hereby appoints Christopher C. Cambria and Michael T. Strianese, each acting alone, his or her authorized representative to execute and file with the Securities and Exchange Commission, in the name and on behalf of the undersigned, any and all of the following documents pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the Rules promulgated thereunder which relate to the securities of L-3 Communications Holdings, Inc.: (i) Initial Statement of Beneficial Ownership on Form 3, (ii) Statement of Changes in Beneficial Ownership on Form 4, and (iii) Annual Statement of Changes in Beneficial Ownership on Form 5. This Authorization shall take effect as of the date hereof and shall remain in full force and effect until the earlier of the tenth anniversary hereof or the revocation of this Authorization by the undersigned.


Date: March 23, 2005




                                              By:  /s/ Robert W. Drewes
                                                   --------------------
                                                   Robert W. Drewes